SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	March 21, 2007
(Date of earliest event reported)	March 19, 2007

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 19, 2007, we announced plans to build a $260 million natural gas liquids pipeline from southern Oklahoma through the Barnett Shale natural gas play in northern Texas and continuing on to the Texas Gulf Coast.

The proposed 440-mile Arbuckle Pipeline will originate in Stephens County, Oklahoma, and be designed to initially transport 160,000 barrels per day of raw natural gas liquids for delivery into the Mont Belvieu, Texas, market center. The proposed pipeline will interconnect with our existing fractionation facility at Mont Belvieu and other Gulf Coast-area fractionators.

Following receipt of all necessary permits, construction of the 12-and 16-inch pipeline is currently expected to be complete by early 2009. The pipeline will be designed, constructed and operated using proven technology, advanced pipeline control systems and continuous safety monitoring.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK Partners, L.P. dated March 19, 2007.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	March 21, 2007	By:	/s/ Curtis Dinan
Curtis Dinan
Senior Vice President - Chief Financial Officer and Treasurer

3